UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2012

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Working Capital Revolver Loan

Effective April 4, 2012, LSB Industries, Inc. (the “Company”), ThermaClime L.L.C., a wholly owned subsidiary of the Company (“ThermaClime”), certain subsidiaries of ThermaClime, and Consolidated Industries Corp., a subsidiary of the Company (“Consolidated Industries”), entered into the Fifth Amendment to the Amended and Restated Loan and Security Agreement (the “Fifth Amendment”), with the lenders identified on the signature pages thereof and Wells Fargo Capital Finance, Inc (“Wells Fargo”), as the arranger and administrative agent, which amends ThermaClime’s existing $50 million working capital revolver under the Amended and Restated Loan and Security Agreement, dated November 5, 2007, as previously amended (the “Working Capital Revolver”). The Fifth Amendment includes the following modifications to the Working Capital Revolver:

(a)	the maturity date was extended to the earlier of (i) April 13, 2017 and (ii) subject to certain conditions, the maturity of the Term Loan (defined below);

(b)	the interest rate was reduced to accrue at a base rate (generally equivalent to the prime rate) plus .50% or LIBOR plus 1.50%; provided that if less than $25 million is available under the Working Capital Revolver, interest accrues at the base rate plus .75% or LIBOR plus 1.75%. The interest rate at April 6, 2012 was 2.22%;

(c)	the unused line fee on ThermaClime’s $50 million Working Capital Revolver line of credit was decreased;

(d)	the borrowing base calculation was adjusted;

(e)	the borrowers’ maximum aggregate amount of certain permitted indebtedness including certain purchase money indebtedness, indebtedness for lease obligations, indebtedness owing to certain Company subsidiaries, and unsecured indebtedness, was increased;

(f)	the borrowers’ maximum aggregate amount of certain permitted investments, including investments in the Company, was increased;

(g)	the maximum amount of annual distributions from ThermaClime to the Company or Consolidated Industries for certain management services was increased from $5.0 to $7.5 million;

(h)	the prepayment penalty included in conditions for the borrowers’ early termination of the Working Capital Revolver was deleted; and

(i)	the minimum EBITDA covenant and the senior leverage coverage ratio covenant were deleted.

As of April 6, 2012, the amount available for borrowing under the Working Capital Revolver was approximately $49 million.

The foregoing summary description of the Fifth Amendment is not complete and is qualified in its entirety by the actual terms of the Fifth Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment to Term Loan

Effective April 4, 2012, ThermaClime, and certain of ThermaClime’s subsidiaries entered into the Amendment Number Two to the Amended and Restated Term Loan Agreement (the “Second Amendment”) with Banc of America Leasing & Capital, LLC (“BOA”), as agent for the lenders, which amends ThermaClime’s existing $75 million term loan under the Amended and Restated Term Loan Agreement, dated March 29, 2011, as previously amended (the “Term Loan”). The Second Amendment conforms the Term Loan to certain of the amendments to the Working Capital Revolver, including the following:

(a)	the borrowers’ maximum aggregate amount of certain permitted indebtedness, including certain purchase money indebtedness, indebtedness for lease obligations, indebtedness owing to certain Company subsidiaries, and unsecured indebtedness, was increased;

(b)	the borrowers’ maximum aggregate amount of certain permitted investments, including investments in the Company, was increased; and

(c)	the maximum amount of annual distributions from ThermaClime to the Company or Consolidated Industries for certain management services was increased from $5.0 to $7.5 million.

As of April 6, 2012, the outstanding principal balance of the Term Loan was approximately $71.3 million.

The foregoing summary description of the Second Amendment is not complete and is qualified in its entirety by the actual terms of the Second Amendment, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Fifth Amendment to the Amended and Restated Loan and Security Agreement, dated effective as of April 4, 2012, by and among the Company, ThermaClime, Inc., certain subsidiaries of ThermaClime, and Consolidated Industries, the Lenders signatory thereto, and Wells Fargo Capital Finance, Inc, as the arranger and administrative agent for the Lenders.

99.2	Amendment Number Two to the Amended and Restated Term Loan Agreement, dated as of April 4, 2012, among LSB Industries, Inc., ThermaClime, L.L.C. and certain subsidiaries of ThermaClime, L.L.C., Cherokee Nitrogen Holdings, Inc., the Required Lenders signatory thereto, Banc of America Leasing & Capital, LLC as the Administrative and Collateral Agent, and Bank of Utah as Payment Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2012

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer